EIS International, Inc. and Subsidiaries           Exhibit 11

                 Statement Re Computation of Per Share Earnings
                  (in thousands, except for per share amounts)

                                                          Three Months Ended    Nine Months Ended
                                                             September 30,        September 30,
                                                           1997     1996        1997        1996
                                                         --------  --------   --------     --------
Income (loss) from continuing operations                 $ 1,548   $(5,491)  $   (615)    $(16,782)
Discontinued operations                                        -    (1,395)         -       (2,776)
                                                         -------   -------   --------     --------
Net income (loss)                                        $ 1,548   $(6,886)  $   (615)    $(19,558)
                                                         =======   =======   ========     ========

Weighted average number of common and
 common equivalent shares:
     Common shares outstanding                            11,505    10,971     11,289       10,560
     Dilutive effect of stock options and warrants,                                              -
     primary computation                                     382         -          -
                                                         -------   -------   --------     --------
Weighted average number of common and
common equivalent shares utilized in the primary
income (loss) per share computation:                      11,887    10,971     11,289       10,560
     Additional dilutive effect of stock options and
     warrants, fully diluted computation                       -         -          -            -
                                                         -------   -------   --------     --------
Weighted average number of common and
common equivalent shares utilized in the fully
diluted loss per share computation                        11,887    10,971     11,289       10,560
                                                         =======   =======   ========     ========
Primary and fully diluted income (loss) per share:
     Continuing operations                               $  0.13   $ (0.50)$    (0.05)    $  (1.59)
     Discontinued operations                                   -     (0.13)      -           (0.26)
                                                         -------   -------   --------     --------
     Primary and fully diluted income (loss) per share   $  0.13   $ (0.63)$    (0.05)    $  (1.85)
                                                         =======   =======   ========     ========